Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE	Exhibit 5.1

April 17, 2018

Austin, Texas 78738
Vermillion, Inc. 12117 Bee Caves Road Building Three, Suite 100 Austin, Texas 78738

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-221092 (the “Registration Statement”), filed by Vermillion, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on November 7, 2017.  Pursuant to the Registration Statement, the Company is issuing (i) up to 11,500,000 shares of its common stock, $0.001 par value per share (the “Common Stock” and, such shares, the “Common Stock Shares”), which are to be sold by the Company pursuant to an underwriting agreement dated April 13, 2018 (the “Common Stock Underwriting Agreement”) between the Company and Piper Jaffray & Co., as underwriter (the “Underwriter”), (ii) 50,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share (such shares, the “Preferred Stock Shares”), which are to be sold by the Company pursuant to an underwriting agreement dated April 13, 2018 (the “Preferred Stock Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) between the Company and the Underwriter and (iii) the shares of Common Stock into which the Preferred Shares are convertible (such shares, the “Conversion Shares” and, together with the Common Stock Shares and the Preferred Stock Shares, the “Shares”) pursuant to the terms and subject to the conditions set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designations”) filed by the Company with the Secretary of State of the State of Delaware on April 16, 2018.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, (ii) the Underwriting Agreements, (iii) the Company’s certificate of incorporation, as currently in effect, (iv) the Company’s bylaws, as

Vermillion, Inc.

currently in effect, (v) the resolutions adopted by the board of directors of the Company (the “Board”) and the special committee thereof established by the Board (the “Special Committee”) relating to the Registration Statement and the issuance of the Shares by the Company and (vi) the Certificate of Designations.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts  relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The issuance and sale of 10,000,000 of the Common Stock Shares covered by the Registration Statement pursuant to the Common Stock Underwriting Agreement have been duly authorized by the Company, and such Common Stock Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Common Stock Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Common Stock Underwriting Agreement.

2.

The issuance and sale of 1,500,000 of the Common Stock Shares covered by the Registration Statement in connection with any exercise of the over-allotment option granted by the Company to the Underwriter pursuant to the Common Stock Underwriting Agreement have been duly authorized by the Company, and such Common Stock Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Common Stock Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Common Stock Underwriting Agreement.

3.

The issuance and sale of 50,000 of the Preferred Stock Shares covered by the Registration Statement pursuant to the Preferred Stock Underwriting Agreement have been duly authorized by the Company, and such Preferred Stock Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Preferred Stock Shares to the purchasers thereof against payment

Vermillion, Inc.

of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Preferred Stock Underwriting Agreement.
4.

The issuance of the Conversion Shares covered by the Registration Statement and initially issuable upon conversion of the Preferred Stock Shares in accordance with the Certificate of Designations have been duly authorized by the Company, and such Conversion Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Conversion Shares to the recipients thereof upon conversion of the Preferred Stock Shares, in accordance with the Certificate of Designations.

For the purposes of paragraph 2 of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Common Stock Shares pursuant to the over-allotment option:  (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the certificate of incorporation and bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

For the purposes of paragraphs 3 and 4 of this opinion letter, we have assumed that the Certificate of Designations was properly filed with the Secretary of State of the State of Delaware, in the form approved by the Special Committee and reviewed by us, prior to the issuance of the Preferred Stock Shares.

For the purposes of paragraph 4 of this opinion letter, we have assumed that, at the time of the issuance and delivery of the Conversion Shares pursuant to the Certificate of Designations: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company and the Certificate of Designations,  each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under its certificate of incorporation to permit the issuance of the Conversion Shares in accordance with the terms of the Certificate of Designations without the breach or violation of any other agreement, commitment or obligation of the Company.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration

Vermillion, Inc.

Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP